UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2014

Medical Properties Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32559	20-0191742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

(Address of principal executive offices) (Zip code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 11, 2014, Medical Properties Trust, Inc. (the “Company”) completed an underwritten public offering of 8,300,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), consisting of 7,700,000 shares sold by the Company and 600,000 shares sold by Edward K. Aldag, Jr., the Company’s Chairman, President and Chief Executive Officer, as selling stockholder. The shares of Common Stock were sold to Credit Suisse Securities (USA) LLC and Jefferies LLC (the “Underwriters”) at a price of $13.05 per share. The Company also granted the Underwriters a 30-day option from the date of the prospectus supplement relating to the offering to purchase up to an additional 1,245,000 shares of Common Stock from the Company.

The Company expects to receive approximately $100,235,000 in net proceeds from the sale of the shares of Common Stock ($116,482,250 if the Underwriters exercise their option to purchase additional shares in full), after deducting estimated offering expenses. The Company will not receive any proceeds from the sale of shares of Common Stock by the selling stockholder.

The Company intends to use the net proceeds it receives from the offering to fund, in part, one or more acquisition and development transactions relating to acute care hospital facilities in the United States, with an aggregate investment value of up to $500 million. The Company is currently in advanced negotiations for these potential transactions and expects to consummate all or some of them during the first half of 2014, and some as soon as during the first quarter of 2014. Each of the potential transactions, however, is contingent upon, among other things, the negotiation and execution of definitive agreements and the completion of satisfactory due diligence, and the Company may not successfully complete any or all of them. Pending consummation of all or some of these potential transactions, the Company intends to use the net proceeds it receives from the offering to repay borrowings under its revolving credit facility and for general corporate purposes.

The offering of the Common Stock was made pursuant to an underwriting agreement, dated March 6, 2014, among the Company, MPT Operating Partnership, L.P., Edward K. Aldag, Jr. and the Underwriters. The Underwriting Agreement is filed as Exhibit 1.1 to this report and incorporated herein by reference.

The offering and sale of the shares of common stock have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-186812).

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 6, 2014, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., Edward K. Aldag, Jr., Credit Suisse Securities (USA) LLC and Jefferies LLC

5.1	Opinion of Goodwin Procter LLP regarding the legality of shares of Common Stock

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 11, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 6, 2014, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., Edward K. Aldag, Jr., Credit Suisse Securities (USA) LLC and Jefferies LLC

5.1	Opinion of Goodwin Procter LLP regarding the legality of shares of Common Stock

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

4